Exhibit 99.1

FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS THIRD-QUARTER 2020 RESULTS
AND RAISES ANNUAL GUIDANCE

PROVO, Utah — Nov. 4, 2020 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced third-quarter results of 19 percent revenue growth and 37 percent earnings per share growth and raised its guidance for 2020.

Executive Summary
Q3 2020 vs. Prior-Year Quarter

Revenue:	$703.3 million; +19% • Less than (1%) fx impact
Earnings Per Share (EPS):	$1.08; +37%
Sales Leaders:	68,516; +12%
Customers:	1,539,511; +28%

“We continued to build momentum with accelerated results in the third quarter, as we generated revenue and earnings per share well above expectations,” said Ritch Wood, chief executive officer. “As we executed on our long-term strategy, we drove double-digit growth in both customers and sales leaders with revenue improvements in all but one reporting segment. We delivered strong double-digit growth in the Americas, Pacific and EMEA regions, with modest growth throughout most of Asia. Mainland China continues to stabilize with sequentially improving revenue, customers and sales leaders, and we remain on track for a return to year-over-year growth in China in the fourth quarter. Our manufacturing division contributed to our results with impressive 34 percent growth.

“We are outpacing our 2020 growth projections due to strong product demand and ongoing digital investments that empower our sales leaders and affiliates to build a socially enabled business. We are also benefitting from the current environment where more individuals are working from home and shopping online. Currently, approximately 90 percent of Nu Skin revenue is coming from digital transactions.”

- more -

Nu Skin Enterprises Reports Third-quarter 2020 Results, Raises Guidance	Page 2
Q3 2020 Year-Over-Year Operating Results

Revenue:	$703.3 million compared to $589.9 million • Less than (1%) fx impact
Gross Margin:	73.9% compared to 76.2% • Nu Skin business was 76.3% compared to 78.6% • Impacted by increased freight charges and geographic mix
Selling Expenses:	39.9% compared to 39.3% • Nu Skin business was 42.4% compared to 41.5%
G&A Expenses:	23.5% compared to 25.1%
Operating Margin:	10.6% compared to 11.8% • Impacted by lower gross margin
Other Income / (Expense):	$0.5 million compared to ($5.0) million
Income Tax Rate:	24.7% compared to 32.1% • Benefited by geographic mix
EPS:	$1.08 compared to $0.79

Stockholder Value

Dividend Payments:	$19.2 million
Stock Repurchases:	$20.0 million • $342.8 million remaining in authorization

Q4 and Full-Year 2020 Outlook

Q4 2020 Revenue:	$720 to $750 million; +23 to 29% • Approximately +1% fx impact
Q4 2020 EPS:	$1.10 to $1.20; +53 to 67%
2020 Revenue:	$2.55 to $2.58 billion; +6 to 7% • Approximately (1%) fx impact
2020 EPS:	$3.35 to $3.45; +8 to 11%

“The growth in our core Nu Skin business is generating a great deal of energy ahead of our fourth-quarter ageLOC Boost and Nutricentials product introductions, and we continue to see increasing demand in our manufacturing segment. This gives us confidence that we will have a strong fourth quarter with momentum heading into 2021 when we fully launch these products and continue to extend our socially enabled business throughout our markets,” Wood concluded.

- more -

Nu Skin Enterprises Reports Third-quarter 2020 Results, Raises Guidance	Page 3
Mark Lawrence, chief financial officer, added, “Given our third-quarter results above previous guidance and momentum in the business, we are raising our guidance for the remainder of the year. As we look ahead to the fourth quarter, we anticipate revenue of $720 to $750 million, which includes an approximate 1 percent favorable foreign currency impact, and earnings per share of $1.10 to $1.20. We are raising our 2020 revenue guidance to $2.55 to $2.58 billion, which reflects a negative foreign currency impact of approximately 1 percent, and we anticipate annual earnings per share of $3.35 to $3.45.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available at the same URL through Nov. 18, 2020.

About Nu Skin Enterprises, Inc.
Founded more than 35 years ago, Nu Skin Enterprises, Inc. (NSE) empowers innovative companies to change the world with sustainable solutions, opportunities, technologies and life-improving values. The company currently focuses its efforts around innovative consumer products, product manufacturing and controlled environment agriculture technology. The NSE family of companies includes Nu Skin, which develops and distributes a comprehensive line of premium-quality beauty and wellness solutions through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific; and Rhyz, our strategic investment arm that includes a collection of sustainable manufacturing and technology innovation companies. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at nuskinenterprises.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, product launches, customers and sales leaders, strategies and initiatives; statements of management’s expectations regarding the future status of the COVID-19 pandemic globally and across the company’s markets, and government and public behavior in response to such status; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “continue,” “anticipate,” “project,” “outlook,” “guidance,” “plan,” “continue,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

- more -

Nu Skin Enterprises Reports Third-quarter 2020 Results, Raises Guidance	Page 4
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including the ongoing COVID-19 outbreak, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
uncertainties related to interpretation of, and forthcoming regulations under, the recently enacted U.S. tax reform legislation; the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

- more -

Nu Skin Enterprises Reports Third-quarter 2020 Results, Raises Guidance	Page 5
The following table sets forth revenue for the three-month periods ended September 30, 2020 and 2019 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended September 30,			Constant- Currency
	2020	2019	Change	Change
Nu Skin
Mainland China	$169,068	$173,974	(3)%	(4)%
Americas/Pacific	151,465	83,635	81%	90%
South Korea	83,460	79,435	5%	5%
Southeast Asia	84,102	78,963	7%	8%
Japan	70,958	67,197	6%	4%
EMEA	61,411	35,742	72%	67%
Hong Kong/Taiwan	42,265	40,449	4%	—
Other	(314)	(62)	(406)%	(403)%
Total Nu Skin	662,415	559,333	18%	19%
Manufacturing	40,910	30,601	34%	34%
Grow Tech	22	—	100%	100%
Total	$703,347	$589,934	19%	19%

The following table sets forth revenue for the nine-month periods ended September 30, 2020 and 2019 for each of our reportable segments (U.S. dollars in thousands):

	Nine Months Ended September 30,			Constant- Currency
	2020	2019	Change	Change
Nu Skin
Mainland China	$453,096	$567,795	(20)%	(19)%
Americas/Pacific	353,957	262,932	35%	43%
South Korea	236,094	248,020	(5)%	(2)%
Southeast Asia	220,517	226,853	(3)%	(1)%
Japan	200,549	194,557	3%	2%
EMEA	147,590	120,960	22%	23%
Hong Kong/Taiwan	115,253	124,719	(8)%	(10)%
Other	374	(239)	256%	256%
Total Nu Skin	1,727,430	1,745,597	(1)%	1%
Manufacturing	105,975	91,430	16%	16%
Grow Tech	336	30	1,020%	1,020%
Total	$1,833,741	$1,837,057	—	2%

The Company’s Customers and Sales Leaders statistics by segment as of September 30, 2020 and 2019 are presented in the following table:

	As of September 30, 2020		As of September 30, 2019		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	341,386	20,970	317,257	23,776	8%	(12)%
Americas/Pacific	438,889	14,400	229,013	7,760	92%	86%
South Korea	164,256	7,973	169,589	7,363	(3)%	8%
Southeast Asia	163,536	8,357	145,845	7,936	12%	5%
Japan	126,896	6,523	128,373	5,964	(1)%	9%
EMEA	235,202	6,226	147,758	4,060	59%	53%
Hong Kong/Taiwan	69,346	4,067	68,862	4,231	1%	(4)%
Total	1,539,511	68,516	1,206,697	61,090	28%	12%

- more -

Nu Skin Enterprises Reports Third-quarter 2020 Results, Raises Guidance	Page 6
“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$703,347	$589,934	$1,833,741	$1,837,057
Cost of sales	183,374	140,162	463,277	440,854
Gross profit	519,973	449,772	1,370,464	1,396,203

Operating expenses:
Selling expenses	280,695	231,937	735,365	727,473
General and administrative expenses	165,050	147,943	466,232	455,983
Total operating expenses	445,745	379,880	1,201,597	1,183,456

Operating income	74,228	69,892	168,867	212,747
Other income (expense), net	525	(4,979)	(4,068)	(11,153)

Income before provision for income taxes	74,753	64,913	164,799	201,594
Provision for income taxes	18,446	20,823	46,911	68,153

Net income	$56,307	$44,090	$117,888	$133,441

Net income per share:
Basic	$1.10	$0.79	$2.24	$2.40
Diluted	$1.08	$0.79	$2.23	$2.39

Weighted-average common shares outstanding (000s):
Basic	51,308	55,548	52,741	55,507
Diluted	52,243	55,788	52,906	55,950

- more -

Nu Skin Enterprises Reports Third-quarter 2020 Results, Raises Guidance	Page 7
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$366,710	$335,630
Current investments	11,301	8,413
Accounts receivable, net	60,016	50,378
Inventories, net	270,319	275,891
Prepaid expenses and other	63,916	69,854
Total current assets	772,262	740,166

Property and equipment, net	456,083	453,604
Right-of-use assets	165,749	144,326
Goodwill	196,573	196,573
Other intangible assets, net	74,391	80,321
Other assets	151,653	154,016
Total assets	$1,816,711	$1,769,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,298	$38,979
Accrued expenses	381,052	290,281
Current portion of long-term debt	30,000	27,500
Total current liabilities	466,350	356,760

Operating lease liabilities	121,439	105,701
Long-term debt	312,664	334,461
Other liabilities	88,785	96,795
Total liabilities	989,238	893,717

Stockholders’ equity:
Class A common stock	91	91
Additional paid-in capital	570,491	557,544
Treasury stock, at cost	(1,446,374)	(1,324,826)
Accumulated other comprehensive loss	(83,108)	(85,292)
Retained earnings	1,786,373	1,727,772
Total stockholders’ equity	827,473	875,289
Total liabilities and stockholders’ equity	$1,816,711	$1,769,006

# # #

CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577